Registration No. 333-89032
   As filed with the Securities and Exchange Commission on November 25, 2002.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933
                                ----------------
                            UNIVERCELL HOLDINGS, INC.
                         (Name of small business issuer)

           FLORIDA                   513340                       11-3331350
(STATE OR OTHER JURISDICTION (PRIMARY NORTH AMERICAN INDUSTRY  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION) CLASSIFICATION SYSTEM      IDENTIFICATION NO.)
                                    CODE NUMBER)

                            1777 Reisterstown Road
                                   Suite 295
                              Baltimore, MD  21208
                                 (800) 765-2355
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                                  Sean Y. Fulda
                      President and Chief Executive Officer
                            1777 Reisterstown Road
                                   Suite 295
                              Baltimore, MD  21208
                                 (800) 765-2355
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                   ----------
                                    Copy to:
                             William A. Newman, Esq.
                                McGuireWoods LLP
                         9 West 57th Street, Suite 1620
                            New York, New York 10019
                                 (212) 548-2100
                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling stockholders may decide. If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Earlier effective registration number 333-89032

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]
                                ----------------


                         CALCULATION OF REGISTRATION FEE
==================================================================================================

TITLE OF EACH CLASS                        PROPOSED MAX-        PROPOSED MAX-        AMOUNT OF
OF SECURITIES TO BE       AMOUNT TO        IMUM OFFERING        IMUM AGGREGATE       REGISTRATION
REGISTERED (1)            BE REGISTERED    PRICE PER SHARE (2)  OFFERING PRICE (2)   FEE
 -------------------------------------------------------------------------------------------------
Common Stock
par value, $0.0001
per share, to be
offered by selling
stockholders            1,986,580 shares      $0.13              $258,255.40         $23.76
--------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the Common Stock as reported by the American Stock Exchange on November 19, 2002 in accordance with Rule 457 under the Securities Act of 1933.


                                ----------------
                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          UniverCell Holdings, Inc. hereby incorporates by reference in its entirety, including the exhibits thereto, its registration statement on Form SB-2, Registration No. 333-89032, as amended, declared effective by the Securities and Exchange Commission as of 5:30 p.m. (Eastern Standard Time) on October 22, 2002 and its quarterly report on Form 10-QSB for the period ended September 30, 2002.

                        REGISTRATION OF ADDITIONAL SHARES

          UniverCell's registration statement no. 333-89032 was declared effective by the Commission as of 5:30 p.m. (Eastern Standard Time) on October 22, 2002. That registration statement registered 9,932,904 shares of common stock on behalf of certain selling stockholders as set forth therein. This registration statement is being filed to register 1,986,580 additional shares of common stock held by Sean Y. Fulda, President and Chief Executive Officer, which were previously issued to Mr. Fulda and are currently outstanding. In contemplation of UniverCell's prospective engagement of one or more consultants who may be compensated in whole or in part in common stock, Mr. Fulda agreed to surrender to UniverCell or to transfer to consultants engaged by UniverCell, as directed by UniverCell, up to 1,000,000 shares of common stock held by him. The 1,986,580 shares being registered hereby are now being registered by UniverCell for resale by Mr. Fulda in consideration of Mr. Fulda's surrender or transfer of these consultant shares. Until the surrender or transfer of the consultant shares, Mr. Fulda will continue to be the beneficial owner of the 1,000,000 shares earmarked for future issuance to consultants.


                       UNREGISTERED
                     SHARES HELD PRIOR    UNREGISTERED     REGISTERED SHARES                               PERCENTAGE OF
                          TO THIS       SHARES HELD AFTER   HELD AFTER THIS    ADDITIONAL    TOTAL SHARES     EQUITY
                       REGISTRATION     THIS REGISTRATION    REGISTRATION      REGISTERED      HELD (1)     SECURITIES
SELLING STOCKHOLDER      STATEMENT          STATEMENT          STATEMENT       SHARES HELD                   OWNED (2)
-------------------  -----------------  -----------------  -----------------  -------------  -------------  -------------

Sean Y. Fulda           27,720,000         25,733,420          1,986,580              0         27,720,000       68.19


(1) Both prior to and after this Registration Statement. The number of shares held by Mr. Fulda prior to and after this Registration Statement is unchanged.

(2) Expressed as a decimal, rounded, and based on a total of 40,650,504 shares of common stock outstanding as of November 19, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland, on November 25, 2002. Each person whose signature appears below hereby appoints Sean Y. Fulda as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

                              UNIVERCELL  HOLDINGS,  INC.


                              By:  /s/  Sean  Y.  Fulda
                              Sean  Y.  Fulda
                              President  and  Chief  Executive  Officer,
                              Chief Financial Officer and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                       TITLE                             DATE
---------------------- ------------------------------------- ------------------

                           President, Chief                   November 25, 2002
/s/ Sean Y. Fulda          Executive Officer, Chief
(Sean Y. Fulda)            Financial Officer, Principal
                           Accounting Officer and
                           Chairman of the Board of Directors


                           Director                           November 25, 2002
/s/ Michael D. Fulda
 (Michael D. Fulda)


                           Director                           November 25, 2002
/s/ David M. Friedman
(David M. Friedman)

                                INDEX TO EXHIBITS

EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
-----------     -------------------------

5.1 Legality Opinion rendered by the Registrants' legal counsel, McGuireWoods LLP (filed herewith)

10.1 Share Surrender and Registration Agreement between Sean Y. Fulda and UniverCell Holdings, Inc.

23.1 Written Consent of Marcum & Kliegman, LLP, independent public accountants (filed herewith)

23.2 Written Consent of McGuireWoods LLP, legal counsel to the Registrant (included with Exhibit 5.1)






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